UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023
CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350	Kansas City,	MO	64106
(Address of Registrant's Principal Executive Offices)			(Zip Code)

(816)	875-3705
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2023, the Board of Directors of CorEnergy Infrastructure Trust, Inc. (the "Company") appointed Robert L Waldron as President of the Company. Mr. Waldron will continue to serve as the Company's Chief Financial Officer. David J. Schulte, the Company's former President, will continue to serve as the Company's Executive Chairman and Chief Executive Officer.

Mr. Waldron, age 51, joined the Company in 2021, as Executive Vice President and Chief Financial Officer. He has more than 20 years of experience in the energy, industrial and financial industries. Prior to joining the Company, Mr. Waldron spent six years as Chief Financial Officer at Crimson Midstream Holdings, LLC ("Crimson Midstream"), before the Company acquired its ownership interest in Crimson Midstream. Before joining Crimson Midstream, Mr. Waldron worked for eight years in energy investment banking at Citi and UBS where he focused primarily on capital markets and M&A in the midstream sector. Mr. Waldron started his career in corporate R&D at Dow Chemical where he focused on design and optimization of Dow’s manufacturing processes. He earned a Bachelor of Science in Chemical Engineering from the University of Utah, a Master of Science in Chemical Engineering from Massachusetts Institute of Technology, and a Master of Business from Northwestern University.

On January 11, 2023, the Company and Mr. Waldron entered into a letter agreement, dated January 11, 2023 (the "Letter Agreement"), setting forth the terms of Mr. Waldron's compensation in recognition of his new role described above. Under the Letter Agreement, Mr. Waldron's annual base salary will be $440,000, of which 10% will be paid in the form of immediately vested Company common stock on a quarterly basis, and he will be entitled to an annual target bonus opportunity and long-term incentive opportunity of 50% and 70%, respectively, of his base salary beginning with the 2023 fiscal year. A copy of the Letter Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Waldron and any other person pursuant to which he was appointed as President of the Company, and there is no family relationship between Mr. Waldron and any of the Company's other directors or executive officers. Mr. Waldron is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d)    EXHIBITS.

Exhibit No.	Description
10.1	Letter Agreement with Robert L Waldron
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: January 17, 2023	By:	/s/ David J. Schulte
David J. Schulte
Chairman and Chief Executive Officer